Exhibit 10.18

Contract No. : 2022-106

Manufacture Site Leasing Agreement

Lessor (Party A): Nanjing Biotech and Pharmaceutical Valley Construction and Development Co., LTD

Lessee (Party B): Nanjing Dizhun Biotech Co., LTD

In accordance with the provisions of the Civil Code of the People's Republic of China and the relevant laws and regulations, and in combination with the arrangement of the application for renewal of the lease, the Life and Health Industry Development Management Office of Jiangbei New District, Nanjing, authorized Party A and Party B to enter into this agreement. Based on the principle of equality and mutual benefit, Party A and Party B, through friendly negotiation, have reached an agreement on the relevant matters of the house lease as follows:

Chapter I.  Condition and Purpose of Leasing

1.1 Party A agrees to lease to Party B the 7 and 8 floors of Block E, Phase II, Zhongtan Ecological Life Science Industrial Park, No. 3-1, Xinjinhu Road, Jiangbei New District, Nanjing, with a total construction area of 4,422.03 square meters. Party B has fully understood the current situation of the subject matter of the lease, and voluntarily leases according to the current situation.

1.2 The lease purpose is office, research and development. Party B warrants that during the lease term, Party B shall not change the use of the premises without obtaining the written consent of Party A. If Party B needs to increase, decrease or change the business type, it shall notify Party A in writing 30 days in advance.

Chapter II.  Term of leasing

2.1 Party B shall lease the property from July 1, 2022 to December 31, 2022. Among them, the rental period from July 1,2022 to December 31,2022 is the rental period.

2.2 Upon the expiration of the lease term, Party A shall have the right to take back the premises.

2.3 If Party B intends to continue to lease the premises before the expiration of this Contract, it shall submit a written application for renewal of the lease to Party A 30 days in advance. After obtaining Party A's consent, Party A and Party B shall sign a new lease contract. Otherwise, Party B shall be deemed to have voluntarily given up the priority right to rent the premises, and Party A shall have the right to rent the premises again after the lease term expires.

Chapter Ⅲ. Rental fee standard and payment method

3.1 Rental unit Standard: Starting from January 1, 2020, the rent of the above real estate owned by Party A is RMB 45/square meter/month, and the rent will be adjusted according to the market conditions about every three years.

From July 1st, 2022 to December 31th, 2022, Party A shall collect the rent from Party B according to the rent standard of RMB 45/square meter/month; Party A shall issue a real estate lease invoice to Party B after receiving the real estate rent.

3.2 Property Management: Subject to the lease term of this Contract, Party B shall sign the Property Management Agreement with the property company before July 22, 2022, and the property management company shall issue the service fee invoice after collecting the property management fee.

3.3 Standard of equipment usage Fee: Party B shall pay the equipment usage fee to Party RMB    /    /square meter/month and Party A shall issue an invoice for the equipment usage fee to Party B.

3.4 Rent payment time: according to the principle of paying the rent first and then using it, it will be paid once every six months. The rental payment date of this contract is before July 22, 2022. If Party B fails to pay the rental beyond the agreed payment date, Party A has the right to unilaterally terminate this lease contract and re-lease the property leased by Party B, and Party B will unconditionally cooperate.

Payment method: Party B shall remit the rent to the account designated by Party A through the bank (Bank account number: 320006618018010016501, Account Name: Nanjing Biotech and Pharmaceutical Valley Construction and Development Co., LTD. Bank Info.: Bank of Communications Nanjing High-tech Development Zone Branch).

Chapter IV. Lease Deposit

4.1 Through friendly negotiation, Party A and Party B agree that the deposit for the lease of the house shall be RMB 480,000 (say total RMB four hundred and eighty thousand  yuan only). The last lease guarantee is extended to the current period, otherwise the property company entrusted by Party A has the right to refuse Party B's entry.

4.2 Party A and Party B agree that upon the expiration of the lease term or the early termination of this Contract for no reason attributable to Party B, Party A shall return the security deposit to Party B in full within 5 days after the completion of the lease (the security deposit shall be kept by Party A without interest during the lease term) when Party B does not default on the rent and other unpaid fees, and when the main structure of the house is not damaged and the ancillary equipment is in good condition at the time of the handover of the site.

Chapter V. Agreement on payment of water and electricity charges

5.1 Party B's water and electricity bills shall be calculated and paid according to the base of the number of water and electricity meters and the public part of water and electricity bills to be apportioned. The electricity of air conditioning system, ventilation system and other equipment shall be measured independently or apportioned at the same time.

5.2 Party B's water and electricity bills shall be collected monthly by the property company entrusted by Party A.

Chapter Ⅵ. Rights and Obligations of Party A

6.1 Party A shall have the right to collect equipment usage fee, rent, lease deposit, utilities and other related fees according to the contract. The utilities and electricity charges shall be collected by the property company entrusted by Party A in accordance with the contract.

6.2 Party A shall have the right to conduct proper inspection and supervision of the leased premises, but it shall not interfere with Party B's normal production, operation and office order.

6.3 During the validity of this Contract, Party A shall obtain Party B's consent in advance if it needs to make alterations to the property, which involve the use area (including ground, passageway, roof, etc.) of the leased property of Party B, and ensure that it will not affect Party B's normal work.

6.4 Party A guarantees that the leased premises of Party B have normal water and electricity. If Party B needs to increase the capacity of electricity, Party B shall submit a written application for increasing the capacity to Party A 10 days in advance. The application for capacity increase shall only be implemented with the consent of Party A, and the cost of capacity increase and transformation shall be borne by Party B.

6.5 Party A shall notify Party B 3 months in advance if it changes the property rights or has to terminate this Contract in advance due to special reasons. 6.6 Party A shall guarantee the safety of the office environment of Party B during the term of the lease, and entrust the property company to provide regular and fixed-point patrol service for the external environment of the leased premises.

Chapter Ⅶ. Rights and Obligations of Party B

7.1 Party B has the right to renovate, decorate or add new things to the leased premises and its affiliated facilities at its own expense.

7.2 Party B shall put forward reasonable written suggestions on the management of the property company and supervise the security, sanitation and service of the property

Company. If it is found that the property service is not implemented in accordance with the property agreement, it can report to Party A;

7.3 Party B shall have the right to renew the lease in writing to Party A 30 days before the expiration of the lease Contract. If Party B has complete fire protection, environmental protection and other safety-related procedures, has no record of payment arrears, and has not been punished by the environmental protection, fire control, safety supervision and other departments, the three conditions are met, Party A has the right not to renew the lease.

7.4 Party B shall abide by laws and regulations, go through procedures for safety, environmental protection, fire control, occupational health and other procedures and obtain the relevant record approval. All expenses shall be borne by Party B, and the non-household garbage shall also be treated in accordance with relevant regulations. The above expenses shall be borne by Party B.

7.5 Party B shall actively cooperate with the property company in fire inspection and have basic facilities for fire rescue.

7.6 Party B shall conscientiously abide by the relevant national policies and regulations, operate legally, and accept the supervision and inspection of relevant departments. At the same time, it is subject to the supervision and management of Nanjing Biomedical Valley.

7.7 Party B shall timely pay the equipment usage fee, rent, house deposit, property management fee, water and electricity fee, etc. as agreed herein, as well as other fees payable to Party A according to the supplementary agreement hereof.

7.8 Without the consent of Party A, Party B shall not use the leased house for other purposes or sublease or lend it to other companies.

7.9 Party B shall normally use and take good care of the leased premises and all the facilities and equipment provided by Party A, and hand them over to Party A in good condition upon termination of the lease.

7.10 During the Lease Term, Party B shall be responsible for the safety of all activities of Party B's staff and other personnel related to Party B.

7.11 Within one month prior to the expiration of this Contract, if Party B clearly indicates that it does not renew the lease, if the address registered in the industrial and commercial, tax and other related certificates is in the leased premises hereunder, Party B shall go through the procedures for the change and transfer of the registered address of the certificate before the cancellation. If Party B applies for site GMP, GSP certification from health, drug administration and other industry authorities for the leased premises under this contract, Party B shall complete the cancellation registration formalities with relevant authorities before tendering the premises.

7.12 Party B has promised the development indicators in the investment agreement, supplementary agreement, co-construction agreement and other documents signed by Party B. If Party B fails to complete the indicators as agreed in the agreement, Party A shall have the right to take back the house in real time or not renew the house lease contract after the expiration, and Party B shall cooperate unconditionally.

7.13 If the whole building is leased, Party B shall be responsible for the repair, maintenance and annual inspection of all public facilities such as sewage station, fire control, power distribution room and elevator attached to the building. At the same time, Party B shall be responsible for the related expenses of maintenance in the leased building. If the maintenance is caused by Party B, Party B shall bear all the expenses; If it belongs to the maintenance of natural aging and non-human causes of damage, according to the following three conditions:

① If Party B has not renovated or renovated the maintenance area city and damaged the external wall and the main structure of the building, Party B shall provide a professional identification conclusion, and Party A shall be responsible for the maintenance of the external wall leakage, roofing waterproof, glass curtain wall burst, wall settlement cracking and underground pipe network breakage caused by the main structure of the building;

(2) including but not limited to the sporadic maintenance works outside the above building structure, such as roof leakage repair, surface layer, roof ridge repair, internal and external wall plaiting, steel, wood doors and Windows renovation, doors and Windows glass, floor tiles and other vulnerable objects maintenance and replacement, shall be repaired by Party B;

③ Maintenance and maintenance of daily equipment, such as troubleshooting of water, electricity, heating, gas, steam and other equipment and maintenance of spare parts, shall be maintained by Party B.

Chapter Ⅷ. Renovation and restoration of leased property

8.1 During the lease term, Party B shall renovate, decorate or add new things to the leased house and its affiliated facilities according to the laws and regulations, and keep it in the property company, and bear the expenses of renovation or transformation. If Party B is punished for failing to complete the relevant formalities, Party A has the right to terminate the lease contract.

8.2 Party B shall bear the corresponding losses and liabilities if it affects the normal work and research and development of other enterprises or causes damage to the public parts of the building during the decoration and operation period.

8.3 Upon termination of the lease, Party B shall restore the leased premises as they were when delivered by Party A, at the expense of Party B, or Party A shall be responsible for the restoration, but shall charge Party B the actual expenses incurred in the restoration project. If Party B fails to take back the items left in the leased premises within 10 days after the termination, rescission and expiration of the Contract, Party B shall be deemed to give up the ownership of the property, and all the property shall be disposed of by Party A.

Chapter Ⅸ. Agreement on Safety and Environmental Protection

9.1 If the carrier sets up a sewage pretreatment station, Party A will only accept two conventional factors, COD and ammonia nitrogen, and other characteristic factors shall be treated by Party B. Waste water produced by the enterprise shall be discharged into the sewage pretreatment station to meet Party A's takeover standards. It is forbidden to discharge waste water such as fungicides and sterilization agents that have toxic effects on microorganisms into sewage treatment stations.

9.2 Responsibilities of Party A

A. The fire safety facilities provided by Party A shall be maintained and maintained by a third party maintenance unit and kept in effective condition;

B. Party A entrusts a third party property company to conduct regular safety inspections of the building;

C. As the lessor, Party A has the right to carry out safety and environmental protection inspection on Party B, and to report any illegal behaviors of Party B to the safety management department according to law.

9.3 Responsibilities of Party B

A. Party B is the subject of responsibility for production safety, and shall abide by laws, regulations and relevant documents on production safety, strengthen safety management, improve the responsibility system, strengthen security measures and improve safety conditions. Consciously accept the supervision, inspection and guidance of the departments responsible for the supervision and management of production safety, and implement the requirements for the management of production safety put forward by the supervision departments;

B. Implement the three simultaneous management of environmental protection facilities, safety facilities and occupational health prevention and control facilities, and carry out relevant work such as three-level safety education, training, emergency management, special equipment management, and occupational health management in accordance with the requirements of relevant laws and regulations;

C. Party B is equipped with safety and environmental protection facilities and systems suitable for its business activities and in effective operation to ensure compliance and effectiveness;

D. Party B shall be responsible for the operation and maintenance of safety facilities, environmental protection equipment and other safety related equipment in the leased area;

E. Party B shall, in accordance with relevant national laws and regulations, implement the investment in production safety and implement the special funds for exclusive use

F. Party A and Party B shall sign an agreement on production safety responsibility to clarify their respective responsibilities for production safety

G. Party A shall have the right to prevent and report to the production safety supervision and management department and other relevant departments if Party B has illegal production safety behaviors.

H. Party B shall be subject to Party A's unified coordination and management of its production safety work and shall be responsible for its production safety work according to law. In case of production safety accidents, Party B shall immediately report to the production safety supervision and management department of Jiangbei New District (emergency phone number: 025-58390119) and report to Party A's safety and environmental protection department (emergency phone number: 025-58640678)

I. Party B is obliged to actively cooperate with Party A and its entrusted property units to complete the inspection and supervision of production safety.

Chapter Ⅹ. Termination of the Contract

10.1 Party A and Party B may terminate this Contract upon amicable negotiation.

10.2 Party A has the right to terminate this Contract unilaterally under any of the following circumstances.

A. Party B fails to notify Party A in writing 30 days in advance of any increase, decrease or change of business type;

B. Party B fails to pay any of the initial rent, security deposit, subsequent rent, utilities and equipment usage fees after Party A collects them;

C. In the process of house improvement, Party B dismantleds and modifies the main structure and appearance of the house without authorization, and constructs other buildings within the scope of lease without authorization;

D. Party B uses the leased premises for other purposes other than those stipulated in this Contract or sublets or loans the leased premises to other companies;

E. Party B fails to go through the environmental assessment, safety assessment and fire control filing procedures in accordance with laws and regulations, and fails to conduct research and development activities in operation in accordance with laws and regulations;

F. Party B is unable to actively cooperate with the fire control inspection of the property company and purchase basic facilities for fire control and first aid in accordance with laws and regulations;

G. Party B fails to enter or renovate the premises within one month from the effective date of the contract or the premises remain vacant for two months after the completion of the decoration;

H. Party B uses the property for illegal activities,

I. Party B's fire control and environmental protection assessment exceeds the acceptance period or fails to pass the acceptance;

J. If the fire control fails to be accepted or fails to pass the acceptance, Party B shall put it into use;

K. Party B shall put the environmental protection facilities into production or use if they are not completed, not accepted or not qualified;

L. During the lease term, Party B shall be subject to administrative penalties from environmental protection, fire control, safety supervision and other departments;

M. During the lease, Party B is found to have illegal or illegal behaviors;

N. During the lease term, Party B's business address or tax affairs shall be moved out of Party A's management scope.

10.3 If Party B cannot operate normally due to Party A's reasons and must terminate this contract in advance, Party B shall notify Party B 3 months in advance and Party B shall have the right to terminate this Contract unilaterally.

10.4 During the lease term, Party A has the right to unilaterally and unconditionally terminate this Contract if Party B has a safety incident or accident, and Party B shall restore the leased property to a blank state before leaving the premises. If any damage is caused to the property of other enterprises in the building, the public facilities of the building and other equipment, Party B shall bear the compensation, maintenance, engineering and other expenses.

10.5 Party A shall unilaterally terminate this Contract if Party B refuses to make rectification if Party B accepts the rectification and shall issue a rectification commitment letter to Party A. Party A shall supervise and check whether the rectification is in place. If the rectification is found to be inconsistent with the commitment letter or has not been rectified, Party A shall terminate this Contract unilaterally Unilaterally terminate this contract.

Chapter Ⅺ. Responsibility for breach of Contract

11.1  In accordance with Paragraph 1.2 of this Contract, if Party B fails to notify Party A in writing 30 days in advance to increase, decrease or change the business type, Party B shall be deemed to have breached the contract and Party A shall have the right to unilaterally terminate the contract without returning the rent paid.

11.2  According to Clause 3.4 of this Contract, if Party B defaults on the equipment usage fee and rent for more than the agreed period, it shall be deemed to be in breach of contract by Party B. In addition to timely repaying the equipment usage fee and rent, Party B shall also pay Party A a late fee starting from the date of breach. For each day of overdue, the late fee shall be levied at the rate of 5% of the overdue fee. If Party B does not pay any attention to Party A's written notice within one month, Party A has the right to terminate the Contract unilaterally.

11.3  In accordance with Clause 4.1 of this Contract, if Party B defaults on the equipment usage fee, rent, utilities, property management fee and other payments due, Party A shall have the right to detract from the deposit, and Party B shall make up the deposit deducted within 15 days after the deduction of the deposit, otherwise Party B shall be deemed to have breached the deposit, and Party A shall have the right not to refund the remaining deposit. If the deposit is still not enough to pay the arrearage fee after the deduction of all the deposit, Party B shall make up the remaining arrearage payment and pay the corresponding liquidated damages. If Party B still does not pay any attention to Party A's written notice within one month, Party A shall have the right to unilaterally terminate the Contract without any liability for compensation (or compensation).

11.4  According to Clause 5.2 of this Contract, if Party B fails to pay the utility bill within the time limit, it shall be deemed to be in breach of contract by Party B. In addition to timely repaying the utility bill, Party B shall also pay Party A a late fee starting from the date of breach. For each day of late payment, Party B shall be charged a corresponding late fee at the rate of 5% of the amount owed. If Party B fails to pay the water and electricity bills and overdue fees within one month after the written notice of the property company, Party A shall have the right to stop supplying the water and electricity to Party B, and Party B shall be responsible for the business losses arising therefrom. If Party B still does not pay any attention to Party A's written notice within one month, Party A has the right to unilaterally terminate the Contract without any liability for compensation (or compensation).

11.5  In accordance with Clause 6.4 of this Contract, if Party B arbitrarily increases the capacity and causes electrical equipment damage, the enterprises in the same building cannot operate normally and other consequences, Party B shall bear the economic losses resulting therefrom.

11.6  According to Clause 7.1 of this Contract, if Party B dismantates and modifies the main structure and appearance of the house without permission, or construct other buildings within the lease scope without permission during the process of house improvement, Party B shall be deemed to have breached the contract, Party A shall have the right to unilaterally terminate the Contract, refuse to refund the rent paid, require Party B to restore the original appearance of the house, and pay the corresponding liquidated damages.

11.7  If Party B fails to go through the formalities of environmental assessment, safety assessment, safety and fire control in accordance with laws and regulations and does not carry out research and development activities in operation in accordance with laws and regulations, Party A has the right to unilaterally terminate the contract, refuse to refund the rent paid and require Party B to bear the corresponding liquidated damages.

11.8  In accordance with Clause 7.5 of this Contract, if Party B fails to actively cooperate with the property company in fire control inspection and purchase basic fire rescue facilities in accordance with laws and regulations, and the losses arising therefrom shall be borne by Party B, and Party A shall have the right to unilaterally terminate the Contract and not refund the rent paid if Party B still ignores the written notice of the property company for rectification within one month.

11.9  According to Clause 7.8 of this Contract, if Party B uses the leased premises for other purposes or subleases or loans the premises to other companies without Party A's consent, Party A shall notify Party B in writing to rectify the situation after finding it. If Party B still ignores the notice within one month from the date of receipt of the notice, Party A shall have the right to unilaterally terminate the contract and not refund the rent paid.

11.10  According to Clause 7.9 of this Contract, during the lease term or upon termination of the lease, Party B shall be responsible for the timely repair or compensation of the damage, malfunction or loss of the leased premises and its affiliated facilities caused by Party B's improper use, or Party A may repair the premises on behalf of Party A, and the maintenance expenses shall be borne by Party B. If Party B refuses to repair or compensate, Party B shall be deemed to have breached the contract and Party A shall have the right to deduct the maintenance fee from the deposit.

11.11  According to Clause 7.11 of this Contract, if Party B violates the terms of clause 7.11, Party A will not refund the lease deposit.

11.12  If Party B has the vacant house for 2 months (including all or part of the vacant house, and Party B has no water or electricity bill for 2 consecutive months, it is regarded as vacant), Party A has the right to unilaterally terminate this Contract and take back all or part of the vacant house without any liability for compensation (or compensation), and the rent paid will not be returned.

11.13  In case of breach of contract by Party A or Party B, the breaching party shall pay the non-breaching party three months 'rent of the current year as breach of contract penalty.

11.14  According to Clause 10.2N of this Contract, if Party B's business address or tax is moved out of the scope of Party A's management during the lease term, Party A has the right to unconditionally terminate the rent lease contract without any liability for compensation (or compensation) and to recover all the annual reduced rent from Party B.

11.15  According to Clause 10.2D of this Contract, if Party B uses the leased premises for other purposes or subleases or loans them to other companies during the lease term,

Party A shall have the right to terminate the lease contract without any liability for compensation (or compensation) and to recover all the annual reduced rent from Party B.

11.16  If Party B causes damage to the landscaping, fire control, electricity, gas, elevator, steam and other public facilities or building structures in the park during the renovation or operation, Party B shall restore the premises to the original condition within 10 days after receiving the written notice of the property and bear the relevant expenses. If Party B refuses to restore the premises, Party A shall have the right to unconditionally terminate the lease contract without any liability for compensation (or compensation).

11.17  If Party B fails to fulfill the relevant obligations and obligations in 9.3, Party A shall have the right to unconditionally terminate the rent contract without any liability for compensation (or compensation) and to recover all the annual reduced rent from Party B.

11.18  According to Clause 6.5 of this Contract, if the remaining lease term is more than 3 months, Party A shall refund the remaining rent and security deposit; If the remaining lease term is less than 3 months (including 3 months), Party A shall not only return the remaining rent and security deposit to Party B in time, but also pay liquidated damages equal to the rent of one month.

Chapter Ⅻ. Responsibility for breach of Contract

12.1  In case of any dispute arising from the performance of this Contract, Party A and Party B shall settle the dispute through friendly negotiation. If no agreement can be reached through negotiation, the parties shall file a lawsuit with the people's court of the place where the lease is located.

Chapter Ⅻ. Communication

Notices or other communications made by a Party pursuant to this Agreement shall be in writing and in the Chinese language, and may be sent by hand or registered post to the address of the other party hereinafter specified, or by fax to the fax number specified by the other Party, or by E-mail to the E-mail address specified by the other Party, and the date on which notices are deemed to have been effectively given shall be determined in accordance with the following provisions: by mail EMS or other express delivery shall be deemed to have been delivered three days after Posting; If it is a fax, it is the time when the fax has been sent successfully; In the case of an email, when the email has been successfully sent; If it is sent by special way, it is the date of the recipient's signature. Party A and Party B shall provide the following mailing address, recipient, E-mail and telephone number.

Party A:

Mailing address:

Contact:

Fax: 025-58641116

Email address:

Zip code: 210061

Party B:

Mailing address:

Contact: Fax:

Email address:

Zip code: 210061

If one party changes its mailing address or fax number, it shall notify the other party in writing as soon as possible in accordance with this article. If one party fails to notify the other party in time, the other party shall serve the documents, communications and notifications according to the contact method before the notification, and all consequences shall be borne by the non-notified party.

For the performance, modification, dissolution and dispute resolution of the contract, when the relevant documents are mailed and sent to the other party according to the above address, if the delivery fails (including but not limited to the unknown identity of the receiver, no sign for it, unknown address, address relocation, long-term non-acquisition, electronic data being returned or rejected, etc.), the date of return of the documents shall be regarded as the date of delivery; When the documents are delivered directly at the above mailing address, if the delivery fails (including but not limited to no sign, unknown address, address relocation, rejection, etc.), they can be delivered by detaining or posting documents, and the date of detaining or posting documents shall be regarded as the date of delivery.

Chapter XIV. Effective Agreement and Others

14.1 Party A or Party B shall not disclose any contents of this contract (especially rent, security deposit, etc.) and the other party's business information to any third party without the consent of the other party.

14.2 For matters not covered in this contract, Party A and Party B can negotiate and sign a supplementary agreement.

14.3 This contract comes into force after being sealed (signed) by both parties.

14.4 The original of this contract is in octuplicate, with Party A holding five copies and Party B holding three copies.

[No text, the signed page]

Nanjing Biotech and Pharmaceutical Valley Construction and Development Co., LTD

Signed:	/s/ LIU Di

Nanjing Dizhun Biotech Co., LTD

Signed:	/s/ Zhang Heping